Exhibit 99.1

MICT enters into agreement to acquire Hong Kong securities and investments firm serving China, Hong Kong and United States

Fri, October 2, 2020, 9:58 AM EDT

MICT to pay up to U.S.$3.0 Million in cash for 100% of the firm, which currently has approximately U.S.$2.1 million in cash and equivalents on its balance sheet

Acquisition provides MICT with a licensed platform to serve its significant customer base in the rapidly growing Chinese brokerage market

MONTVALE, N.J., Oct. 2, 2020 /PRNewswire/ -- MICT, Inc. (Nasdaq: MICT), (the "Company"), announced today that through its wholly-owned subsidiary GFH Intermediate Holdings Ltd., it has entered a strategic agreement to acquire, for a total purchase price of U.S.$3.0 million, 9% of a Hong Kong based securities and investments firm, with an option to acquire the remaining 91% of the firm upon approval from the Hong Kong Securities and Futures Commission (SFC), the principal regulator of Hong Kong's securities and futures markets. Nine percent of the purchase price will be paid at the closing and the remainder to be paid upon exercise of the option. The entity to be acquired is licensed to trade securities on leading exchanges in Hong Kong, the U.S. and China including the valuable China A-Shares, all of which are the primary target markets for MICT's global fintech business.

Upon conclusion of the 9% stake over the next couple of weeks, MICT plans to integrate its mobile app supporting platform with the Hong Kong based securities and investment firm's licensed trading assets. Following SFC approval for the remaining 91% of the entity, MICT can strategically and synergistically roll out its app-based trading platform which is built on a robust technology backbone and populated with a significant database of active users who regularly transact financial services products online. MICT's licensed, integrated global platform is positioned to serve the growing Chinese middle class who are increasingly trading through apps on their domestic stock exchanges as well as top tier global markets including U.S. exchanges.

Commenting on the acquisition, Darren Mercer, CEO of MICT, said:

"In line with our strategy to deploy the Company's technology and platforms across numerous verticals within the global fintech sector, this acquisition represents a highly synergistic opportunity and will expedite our access to the rapidly growing retail investor market in China. HK-Co brings the necessary licenses and compliance infrastructure through which MICT's robust technology and significant user base can be leveraged to serve the fast growing Chinese securities markets. While online stock trading volumes in China had already reached nearly U.S.$2 trillion in 2019, we expect those numbers to continue to climb significantly throughout 2020 and for the foreseeable future. In addition, MICT is pursuing a number of other growth opportunities in the fintech, logistics and telematics markets, all of which are expected to expand markedly in an increasingly integrated global market."

About MICT, Inc.

MICT, Inc. (NasdaqCM: MICT) operates through its subsidiaries, Global GFH Intermediate Holdings Ltd. ("GFHI") and Micronet Ltd. ("Micronet"). GFHI's versatile proprietary trading technology platform is designed to serve a large number of high growth sectors in the global fintech space. Primary areas of focus include online brokerage for equities trading and sales of insurance products in several high-growth foreign markets including Asia where GFHI owns a substantial propriety database of users. Micronet operates in the growing commercial Mobile Resource Management (MRM) market, mainly in the United States. Micronet designs, develops, manufactures and sells rugged mobile computing devices that provide fleet operators and field workforces with computing solutions in challenging work environments.

Forward-looking Statement

This press release contains express or implied forward-looking statements within the Private Securities Litigation Reform Act of 1995 and other U.S. Federal securities laws. These forward-looking statements include, but are not limited to, our expectations about receiving orders for our products in the future, statements regarding our business and operations, statements regarding SmartCam, our expectations regarding the global logistics and transportation telematics industry growth,  and the belief that a majority stake in Micronet will leverage our global platform to grow the telematics business. Such forward-looking statements and their implications involve known and unknown risks, uncertainties and other factors that may cause actual results or performance to differ materially from those projected. The forward-looking statements contained in this press release are subject to other risks and uncertainties, including those discussed in the "Risk Factors" section and elsewhere in the Company's annual report on Form 10-K for the year ended December 31, 2019 and in subsequent filings with the Securities and Exchange Commission. Except as otherwise required by law, the Company is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

For further information, please contact:
MICT, Inc.
info@mict-inc.com
+1 (201) 225-0190